                                                                       EXHIBIT 5

                               SECOND AMENDMENT
                                      TO
                           INVESTOR RIGHTS AGREEMENT

     THIS SECOND AMENDMENT (this "Second Amendment"), dated as of September 28, 2000, by and among BIOSOURCE INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (the "Company"); GENSTAR CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("Genstar Capital Partners"); STARGEN II LLC, a Delaware limited liability company ("Stargen"); RUSSELL D. HAYS, an individual ("Hays"); GEORGE UVEGES, an individual ("Uveges"); JEAN-PIERRE L. CONTE, an individual ("Conte"); RICHARD F. HOSKINS, an individual ("Hoskins"); RICHARD D. PATERSON, an individual ("PATERSON"); and ROBERT J. WELTMAN, an individual ("WELTMAN" and, together with Conte, Hoskins and Paterson, the "New Investors" and, together with Conte, Hoskins, Paterson, Hays, Uveges, Genstar Capital Partners and Stargen, the "Investors").

                                   RECITALS

     WHEREAS, the Company, Genstar Capital Partners, Stargen, Hays and Uveges are parties to that certain Investor Rights Agreement dated February 15, 2000, as amended by the Amendment to Investor Rights Agreement dated as of September 18, 2000 (as so amended, the "Agreement," capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement);

     WHEREAS, the Company, on the one hand, and Genstar Capital Partners and the New Investors, on the other hand, have entered into that certain purchase agreement dated September 15, 2000, as amended on September 28, 2000 (as so amended, the "Purchase Agreement"), pursuant to which the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to Genstar Capital Partners and the New Investors an aggregate of 300,000 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"); and

     WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Company and the Investors desire to amend the Agreement to provide to Genstar Capital Partners and the New Investors, upon closing of the purchase of the Shares pursuant to the Purchase Agreement, certain registration rights with respect to the Shares under the Securities Act, and applicable state securities laws.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

     1. Amendment to Definitions. Section 1(b) of the Agreement is hereby amended to read as follows:

          (b) "Registrable Securities" means (i) the shares of Common Stock of the Company issued to Genstar Capital Partners and the Investors pursuant to certain purchase agreements dated September 15, 2000 and September 18, 2000, respectively, by and among the Company, Genstar Capital Partners and the New Investors, on the one hand, and the Company, Russell D. Hays and George Uveges, on the other hand, and (ii) the shares of Common Stock of the Company issued or issuable to Genstar Capital Partners and Stargen upon conversion of the Series B Shares or upon exercise of the Warrants and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to the foregoing.

          Section 1 of the Agreement is hereby amended to add the following new subsections:

          (d) "Investors" shall mean each of Genstar Capital Partners II, L.P. ("Genstar Capital Partners"), Stargen II LLC ("Stargen"), Russell D. Hays, George Uveges, Jean-Pierre L. Conte, Richard F. Hoskins, Richard D. Paterson and Robert J. Weltman; provided, however, that none of Russell D. Hays, George Uveges, Jean-Pierre L. Conte, Richard F. Hoskins, Richard D. Paterson or Robert J. Weltman shall be deemed to be an "Investor" under Sections 10, 11, 12 or 13 of this Agreement.

          (e)  "New Investors" shall mean each of Jean-Pierre L. Conte, Richard
     F. Hoskins, Richard D. Paterson and Robert J. Weltman.

     2. Joinder. The Company and the Investors hereby agree that (i) the New Investors shall be deemed to be parties to the Agreement; and (ii) Genstar Capital Partners and the New Investors shall be entitled to all of the rights, benefits and privileges of Investors, and shall observe all of the obligations of Investors, under the Agreement with respect to the Shares held by each of them; provided, however, that none of the New Investors shall be deemed to be an "Investor" under Sections 10, 11, 12 or 13 of the Agreement, nor shall any of the New Investors be entitled to any of the rights, benefits or privileges inuring to the benefit of "Investors" under Sections 10, 11, 12 or 13 of the Agreement, such rights, benefits and privileges being reserved for the exclusive benefit of Genstar Capital Partners and Stargen.

     3. Entire Agreement. This Amendment supersedes the Agreement solely with respect to the subject matter herein. All terms and provisions of the Agreement not affected by this Amendment remain binding and enforceable between Investors and the Company.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.


                              BIOSOURCE INTERNATIONAL, INC.


                              By: /s/ Russell D. Hays
                                 --------------------------------------


                              GENSTAR CAPITAL PARTNERS II, L.P.


                              By: Genstar Capital LLC
                                  Its General Partner


                              By: /s/ Jean-Pierre L. Conte
                                 --------------------------------------
                                 Jean-Pierre L. Conte
                                 Managing Director


                              STARGEN II LLC


                              By: /s/ Jean-Pierre L. Conte
                                 --------------------------------------
                                 Jean-Pierre L. Conte
                                 Managing Director


                              /s/ Russell D. Hays
                              -----------------------------------------
                              Russell D. Hays


                              /s/ George Uveges
                              -----------------------------------------
                              George Uveges


                              /s/ Jean-Pierre L. Conte
                              -----------------------------------------
                              Jean-Pierre L. Conte


                              /s/ Richard F. Hoskins
                              -----------------------------------------
                              Richard F. Hoskins

                              /s/ Richard D. Paterson
                              ------------------------------------
                              Richard D. Paterson


                              /s/ Robert J. Weltman
                              ------------------------------------
                              Robert J. Weltman